UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction

of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.50 par value	MTB	New York Stock Exchange
Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H	MTB PrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On May 9, 2024, M&T Bank Corporation (“M&T”) filed a certificate of amendment (the “Certificate of Amendment”) with the New York State Department of State establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the Perpetual 7.500% Non-Cumulative Preferred Stock, Series J, par value $1.00 per share, liquidation preference $10,000 per share (the “Series J Preferred Stock”). The Certificate of Amendment was filed in connection with an Underwriting Agreement, dated May 6, 2024 (the “Underwriting Agreement”), with Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), under which M&T agreed to sell to the Underwriters 30,000,000 depositary shares (the “Depositary Shares”) each representing a 1/400th interest in a share of the Series J Preferred Stock.

The Series J Preferred Stock ranks senior to the common stock of M&T, equally with M&T’s outstanding Series E, F, G, H and I preferred stock, and at least equally with each other series of preferred stock M&T may issue (except for any senior capital stock that may be issued with the requisite consent of the holders of the Series J Preferred Stock and all parity stock), with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up.

Under the terms of the Series J Preferred Stock, the ability of M&T to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series J Preferred Stock, is subject to restrictions in the event that M&T does not declare dividends on the Series J Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series J Preferred Stock the stated amount of $10,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The terms of the Series J Preferred Stock are more fully described in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 9, 2024, M&T filed with the New York State Department of State the Certificate of Amendment for the purpose of fixing the designations, preferences, limitations and relative rights of the Series J Preferred Stock. The Certificate of Amendment became effective immediately upon filing, and the public offering of the Depositary Shares representing interests in the Series J Preferred Stock was completed on May 13, 2024 (as described below).

Holders of the Series J Preferred Stock will be entitled to receive, when, as and if declared by M&T’s board of directors or any duly authorized committee of M&T’s board, out of assets legally available for payment, noncumulative cash dividends based on the stated amount of $10,000 per share of Series J Preferred Stock (equivalent to $25 per Depositary Share). If declared by M&T’s board of directors or any duly authorized committee of M&T’s board, M&T will pay dividends on the Series J Preferred Stock through the redemption date of the Series J Preferred Stock, if any, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2024.

Dividends on the Series J Preferred Stock will accrue from the original issue date at a rate equal to 7.500% per annum for each dividend period.

Upon the payment of any dividends on the Series J Preferred Stock, holders of Depositary Shares will receive a related proportionate payment. Dividends on shares of the Series J Preferred Stock will not be cumulative. Dividends on the Series J Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause M&T to fail to comply with applicable laws and regulations, including applicable capital adequacy rules, or for which we have not received applicable regulatory approvals.

The Series J Preferred Stock is perpetual and has no maturity date. M&T may redeem the Series J Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2029, or, in whole but not in part, at any time within 90 days following a regulatory capital treatment event (subject to limitations described in the Certificate of Amendment), in each case at a redemption price equal to $10,000 per share (equivalent to $25 per Depositary Share), together with an amount equal to any dividends that have been declared but not paid prior to the redemption date.

The Series J Preferred Stock has voting rights only with respect to the following: amending M&T’s certificate of incorporation to authorize or increase stock ranking senior to the Series J Preferred Stock; amending M&T’s certificate of incorporation to effect certain changes in terms of the Series J Preferred Stock; consummating certain share exchanges, reclassifications, mergers or consolidations of M&T; electing directors following certain dividend non-payments; and as otherwise required by applicable law. Holders of Depositary Shares must act through Computershare Inc. and Computershare Trust Company, N.A., jointly as the depositary for the Depositary Shares, to exercise any voting rights of the Series J Preferred Stock.

The terms of the Series J Preferred Stock are more fully described in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

ITEM 8.01.	OTHER EVENTS.

On May 13, 2024, M&T completed the public offering pursuant to the Underwriting Agreement of 30,000,000 Depositary Shares each representing a 1/400th interest in a share of the Series J Preferred Stock. The Series J Preferred Stock has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-274646).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of May 6, 2024, by and between M&T Bank Corporation and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto.

3.1	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation, with respect to Perpetual 7.500% Non-Cumulative Preferred Stock, Series J, filed with the New York Department of State on May 9, 2024.

4.1	Deposit Agreement, dated as of May 13, 2024, among M&T Bank Corporation, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt Representing the Depositary Shares (included as part of Exhibit 4.1)

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation
Date: May 13, 2024

	By:	/s/ Daryl N. Bible
	Name:	Daryl N. Bible
	Title:	Senior Executive Vice President and Chief Financial Officer